P R O S P E C T U S  S U P P L E M E N T
(To Prospectus Dated September 30, 1999)



                                20,000,000 Shares

                            [LOGO] SOVEREIGN BANCORP

                                  Common Stock


         The common stock is quoted on the Nasdaq National Market under the symbol "SVRN".

                            -------------------------

         Investing in the common stock involves certain risks. See "Risk Factors" beginning on page S-6.

                            -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of Sovereign Bancorp, Inc., and they are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

                            -------------------------

         The underwriter will purchase the common stock from Sovereign at a price of $7.50 per share resulting in $150,000,000 aggregate net proceeds to Sovereign.

         The underwriter may offer the common stock in transactions on the Nasdaq National Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

         The underwriter expects to deliver the shares against payment in New York, New York on February 9, 2001.



                              SALOMON SMITH BARNEY
February 5, 2001

         This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the common stock. In this prospectus supplement, "we," "us" and "our" refer to Sovereign Bancorp, Inc. and "Sovereign" collectively refers to Sovereign Bancorp, Inc., Sovereign Bank and their other subsidiaries.

         You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

                                TABLE OF CONTENTS
                              Prospectus Supplement


                                                                                                          Page
                                                                                                          ----
Forward-Looking Statements..................................................................................S-3
Summary.....................................................................................................S-4
Risk Factors................................................................................................S-6
Use of Proceeds.............................................................................................S-11
Capitalization..............................................................................................S-11
Market Price of Common Stock................................................................................S-12
Dividend Limitations........................................................................................S-13
Underwriting................................................................................................S-14
Legal Matters...............................................................................................S-15
Experts.....................................................................................................S-15

                                              Prospectus

Prospectus Summary...........................................................................................2
Where You Can Find More Information..........................................................................4
Forward-Looking Statements...................................................................................5
Use of Proceeds..............................................................................................6
Our Ratio of Earnings to Fixed Charges.......................................................................6
Description of Common Stock..................................................................................7
Description of Preferred Stock...............................................................................7
Description of Depositary Shares.............................................................................9
Description of Debt Securities..............................................................................12
Description of Warrants.....................................................................................24
Stock Purchase Contracts and Stock Purchase Units...........................................................27
Description of Capital Securities...........................................................................27
Description of Trust Preferred Securities and Trust Guarantees..............................................31
Certain Tax Considerations..................................................................................34
Plan of Distribution........................................................................................34
ERISA Considerations........................................................................................36
Legal Matters...............................................................................................36
Experts.....................................................................................................36

                           FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. The presentations, and certain of the other disclosure in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference, including any statements preceded by, followed by or which include the words "may," "could," "should," "will," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," "assume" or similar expressions constitute forward-looking statements.

         These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality and other financial data and capital and performance ratios.

         Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations, and other forward-looking statements:

         o the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations;

         o the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

         o   inflation, interest rate, market and monetary fluctuations;

         o our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire into our operations;

         o our timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

         o the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

         o   technological changes;

         o   changes in consumer spending and savings habits;

         o   regulatory or judicial proceedings; and

         o   the other risks set forth under "Risk Factors."

         If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

         We do not intend to update our forward-looking information and statements, whether written or oral, to reflect change. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                     SUMMARY

         The following summary contains basic information about this offering. This summary may not contain all of the information which is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus, and the other documents we refer to for a more complete understanding of this offering. In addition, we incorporate important business and financial information in this prospectus supplement and the accompanying prospectus by reference.

                                  The Offering

Common Stock offered by us:                 20,000,000 shares

Use of proceeds: The net proceeds from the common stock offering will be used, together with other available funds, to repay the Company's senior notes maturing on March 15, 2001

Nasdaq National Market symbol:              "SVRN"

                               Purpose of Offering

         The purpose of this offering is to provide common equity to us. The offering, the net proceeds of which will be used to repay maturing debt, will enable us to progress toward our goal of building our tangible equity and related leverage ratios to levels which are more in line with those of a bank holding company, while maintaining our capital strength at the bank level. The offering will also have the effect of providing cushions against our regulatory capital requirements at both the holding company and bank levels by reducing the need for dividends or other distributions from the Bank to us to meet our and debt service and dividend requirements.

                             Sovereign Bancorp, Inc.

         We are a Thrift Holding Company. Our principal subsidiary, Sovereign Bank, FSB, is a federally chartered savings bank. Our business consists primarily of attracting deposits from our network of community banking offices, and originating small business and middle market commercial and asset-based loans, consumer and residential mortgage loans and home equity lines of credit in eastern Pennsylvania, New Jersey, Delaware and New England. As of December 31, 2000, we had consolidated assets of $33.5 billion, deposits of $24.5 billion and stockholders' equity of $1.9 billion.

                                  Risk Factors

         Potential investors should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. In particular, potential investors should evaluate the specific factors under "Risk Factors" for risks involved with a purchase of our common stock.

                               Recent Developments
2000 Results

         For the year ended December 31, 2000, we reported unaudited operating earnings of $239.9 million ($1.15 per fully diluted share), cash earnings (operating earnings before amortization of intangible assets and ESOP related expense) of $308.6 million ($1.48 per fully diluted share) and a net loss of $30.2 million ($.13 per fully diluted share). Operating earnings include certain one-time tax benefits and exclude special charges for one-time restructuring and merger-related costs. Restructuring and merger-related costs include organizational restructuring charges, securities losses related to balance sheet restructuring, systems and integration charges related to recent acquisitions, expenses related to a non-solicitation agreement with FleetBoston, and the impact on net interest income and shares outstanding from early issuance of certain debt and equity instruments issued to finance the New England Acquisition. The net impact of the tax benefits and special charges for the year ended December 31, 2000 were $248.8 million after-tax and for the quarter ended December 31, 2000 were $50.7 million after-tax. At December 31, 2000, non-performing loans as a percentage of total assets were 0.54%, and the allowance for loan losses was 1.17% as a percentage of total loans and 143% as a percentage of non-performing loans. Importantly, we repaid and prepaid over $225 million of our indebtedness during 2000.

Senior Credit Facility

                  We have a syndicated senior secured credit facility arranged in December 1999 by Salomon Smith Barney and Lehman Bros. in anticipation of our New England Acquisition. There is presently $350 million outstanding under this facility. In connection with this facility, we agreed, among other things, to maintain a prescribed level of earnings before interest, taxes and amortization of intangibles ("EBITA"), as well as to observe certain other covenants which are EBITA based. We also agreed to apply the entire net proceeds of any offering of our common stock to the prepayment of the facility. At December 31, 2000, we were not in compliance with these EBITA related requirements because, among other things, of expenses related to the non-solicitation covenant included in the restructured agreement which the Bank has with FleetBoston and other special charges we incurred with respect to the New England Acquisition. In February, 2000, FleetBoston and we agreed to restructure certain provisions of our acquisition agreement, which restructuring was not contemplated in December 1999. We recently received waivers of our noncompliance with the EBITA related covenants and, provided we apply the net proceeds of this offering to repay a portion of our senior debt due in March, 2001, of this prepayment requirement, as well.

                                  Risk Factors

         You should carefully consider all information included or incorporated by reference in this prospectus supplement and accompanying prospectus. In particular, you should carefully consider the risks described below before purchasing shares of common stock. These are not the only risks and uncertainties we face. Additional risks and uncertainties which we currently consider immaterial or which are not yet known to us may also impair our financial condition, results of operations or prospects.

         We significantly increased our level of debt in connection with our New England Acquisition and our tangible equity at the holding company level is limited, which could adversely affect our future flexibility.

         In order to finance the New England Acquisition, we incurred a significant amount of debt at the holding company level. This could adversely impact our ability to meet regulatory requirements and to provide capital to Sovereign Bank to meet the Bank's regulatory requirements, respond to economic downturns or cushion a deterioration in the Bank's operating results. This could also adversely affect our ability to finance our growth, repurchase our stock, refinance our outstanding debt, complete acquisitions with cash or debt, or react to certain changes in our operating environment.

         A deterioration in Sovereign Bank's financial condition, results of operations or cash flow could adversely affect our ability to pay principal or interest on our indebtedness and dividends on our common or preferred stock.

         Our only source of cash to pay dividends to our stockholders and make payments on our debt are dividends and other distributions from Sovereign Bank, which are limited, among other things, by the level of Sovereign Bank's capital, liquidity, earnings and related regulatory capital and other requirements.

         A significant deterioration in Sovereign Bank's financial condition, earnings or cash flow, as a result of an economic downturn and a corresponding decrease in credit quality or otherwise, could limit Sovereign Bank's ability to pay cash dividends to us, which, in turn, would limit our ability to pay our debt service and trust preferred expense or to pay dividends on our equity securities.

         Our holding company structure also restricts the ability of the Bank to provide funds to us and to pay dividends and make debt payments.

         Federal banking laws, regulations and policies also limit Sovereign Bank's ability to pay dividends and make other distributions to us. Sovereign Bank must obtain prior OTS approval to declare a dividend or make any other capital distribution if, after such dividend or distribution, Sovereign Bank's total distributions to us within that calendar year would exceed 100% of its net income during the year plus retained net income for the prior two years, Sovereign Bank would not meet capital levels imposed by the OTS in connection with any order, including the OTS order applicable to the New England

Acquisition, as amended (the "OTS Order"), or if Sovereign Bank is not adequately capitalized at the time. In addition, OTS prior approval would be required if Sovereign Bank's examination or CRA ratings fall below certain levels or Sovereign Bank is notified by the OTS that it is a problem association or an association in troubled condition. Also, even if prior OTS approval is not required, Sovereign Bank must give the OTS 30 days prior notice of the declaration of any dividend to us. The Office of Thrift Supervision may deny an application for approval for any capital distribution that it determines would constitute an unsafe or unsound practice. In addition, as a holding company, our rights and the rights of our creditors to participate in the assets of Sovereign Bank upon any liquidation, receivership or reorganization will be subject to the prior claims of Sovereign Bank's creditors, including Sovereign Bank's depositors. Thus, a significant deterioration of Sovereign Bank's capital, earnings or cash flow could limit or prevent Sovereign Bank from paying cash dividends to us which, in turn, would limit our ability to pay our debt service, pay trust preferred expense or pay dividends on our equity securities.

         Our indebtedness places restrictions on us which may limit our operating flexibility and our ability to pay dividends.

         The debt we incurred in connection with the New England Acquisition imposes material restrictions on us. These restrictions may limit us in engaging in certain transactions, including the following:

         o   certain types of mergers or consolidations;

         o   paying dividends or other distributions to our stockholders;

         o   making investments;

         o   selling assets;

         o   repurchasing our common stock;

         o   borrowing additional money;

         o   transactions with affiliates; and

         o   granting liens.

         These restrictions could limit our ability to obtain additional debt to provide capital to support Sovereign Bank, repurchase stock, refinance or pay principal or interest on our outstanding debt, consummate acquisitions for cash or debt or react to changes in our operating environment. Certain of our indebtedness - our syndicated credit facility - also requires us to observe a number of financial covenants, the breach of which, absent waiver or amendment, could have a material adverse effect on us, and is also secured by a pledge of Sovereign Bank's stock. This means that our ability to pledge the stock of Sovereign Bank to secure other obligations is limited. The stock of Sovereign Bank is also pledged to secure an additional $240 million of presently outstanding senior debt due March 15, 2001.

         An economic downturn may lead to a deterioration in our asset quality and adversely affect our earnings and cash flow.

         Our business faces various material risks, including credit risk and the risk that the demand for our products will decrease. In a recession or other economic downturn, these risks would probably become more acute. In an economic downturn, our credit risk and litigation expense will increase. Also, decreases in consumer confidence, real estate values, interest rates and investment returns, usually associated with a downturn, could combine to make the types of loans we originate less profitable.

         Changing interest rates may adversely affect our profits.

         To be profitable, we must earn more money from interest on loans and investments we make than the interest we pay to our depositors and lenders and cover the cost of our operations. If interest rates rise, our net interest income could be negatively affected if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest earned on interest-earning assets, such as loans, mortgage-related securities, and other investment securities. This would cause our net income to go down. In addition, rising interest rates may hurt our income because they may reduce the demand for loans and the value of our investment securities. If interest rates decline, however, our loans and investments may be prepaid earlier than expected, which may also lower our income. Interest rates do and will continue to fluctuate, and we cannot predict future Federal Reserve Board actions or other factors that will cause rates to change.

         We experience intense competition for loans and deposits.

         Competition among financial institutions in attracting and retaining deposits and making loans is intense. Traditionally, our most direct competition for deposits has come from commercial banks, savings and loan associations and credit unions doing business in our areas of operation. Recently, we have experienced increasing competition for deposits from nonbanking sources, such as money market mutual funds and corporate and government debt securities. Competition for loans comes primarily from commercial banks, savings and loan associations, consumer finance companies, insurance companies and other institutional lenders. We compete primarily on the basis of the price at which products are offered, and on customer service. A number of institutions with which we compete have greater assets and capital than we do and, thus, are better able to compete on the basis of price than we are.

         We are subject to substantial regulation which could adversely affect our business and operations.

         As a financial institution, we are subject to extensive regulation, which materially affects our business. Statutes, regulations and policies to which we and Sovereign Bank are subject may be changed at any time, and the interpretation and the application of these laws and regulations by our regulators is also subject to change. There can be no assurance that future changes in regulations or in their interpretation or application will not adversely affect us. The OTS Order contains conditions which require us to meet and maintain various capital ratios and liquidity at both the holding company and bank levels. Failure to meet these requirements could have a material adverse effect on us and the Bank, absent waiver or amendment. In the past, Congress has considered legislation in various forms which would require savings and loan associations, such as Sovereign Bank, to convert their charters to national bank charters. In the absence of appropriate "grandfathering" or "phase in" provisions, legislation eliminating Sovereign Bank's charter would have a material adverse effect on us and Sovereign Bank because, among other things, the regulatory capital and accounting treatment for bank holding companies and savings and loan holding companies is different. In addition, recent legislative proposals contemplate a transfer of jurisdiction over holding companies of savings and loan associations from the Office of Thrift Supervision to the Federal Reserve Board, which could elect to impose bank holding company regulations on us. If we were presently subject to the regulations governing bank holding companies, we would not meet applicable capital requirements and, as a result, we would be required to raise additional equity or reduce the size of Sovereign Bank on terms that may not be economically advantageous. In addition, our ability to engage in nonbanking activities in the future would be materially curtailed. We cannot determine if, when, or in what form such legislation may eventually be enacted. The regulatory agencies having jurisdiction over banks and thrifts have under consideration a number of possible rulemaking initiatives which impact on bank and thrift and bank and thrift holding company capital requirements. Adoption of one or more of these proposed rules could have an adverse effect on us and Sovereign Bank.

         Existing federal regulations limit our ability to increase our commercial loans. We are required to maintain 65% of our assets in residential mortgage loans and certain other loans, including small business loans. We also cannot have more than 10% of our assets in large commercial loans, 10% in small business loans, or more than four times our capital in commercial real estate loans. A small business loan is one with an original loan amount of less that $1 million, while a large commercial loan is anything larger than that. Because commercial loans generally yield interest income which is higher than residential mortgage loans, the amount of our interest income could be adversely affected by these provisions. If the growth of our commercial loan portfolio continues at its current rate, we may exceed these regulatory limitations, requiring us either to reduce the size of our commercial loan portfolio or take other actions which may adversely affect our net interest income.

         We may need to attract additional management.

         We have historically maintained a flat management structure. Although we attracted and retained key, experienced management in connection with the New England Acquisition, we may need to attract and retain additional management to successfully operate the integrated company. The failure to do so could adversely affect our ability to effectively manage our larger and more diverse bank.

         Increased commercial lending could adversely affect our credit quality and operating results.

         Commercial loans present a higher degree of credit risk than residential mortgage loans and result in a higher level of charge-offs and loan loss reserves. Our commercial loan portfolio as a percentage of total loans has grown from 7.9% at December 31, 1994 to 36% at December 31, 2000. A downturn in the national economy or in one or more of the regional economies we serve could have a material adverse effect on our credit quality and litigation expense, and therefore our earnings.

         Provisions under Pennsylvania law, in our charter documents and other laws and regulations applicable to us may make it harder for others to obtain control of Sovereign even though some stockholders might consider such a development favorable.

         Our shareholder rights plan, provisions of our amended and restated articles of incorporation, applicable provisions of Pennsylvania law and the Savings and Loan Holding Company Act and the regulations promulgated thereunder may delay, inhibit or prevent someone from gaining control of Sovereign through a tender offer, business combination, proxy contest or some other method even though some of our stockholders might believe a change in control is desirable. See "Description of Capital Securities - Shareholder Rights Plan" and "Special Charter and Pennsylvania Corporate Law Provisions" in the accompanying prospectus.

                                 Use of Proceeds

         We expect that the net proceeds of this offering (approximately $149 million), together with other available funds, will be used to repay $240 million of senior debt maturing on March 15, 2001. We are presently considering issuing $100-$150 million of 2-5 year senior notes to provide the additional funds necessary to repay this debt and for general corporate purposes. Pending permanent deployment, we intend to invest the net proceeds of this offering in short term, liquid assets.

                                 Capitalization

         The following table sets forth our consolidated capitalization at September 30, 2000 and as adjusted to give effect to the issuance and sale of the shares of common stock offered hereby and the use of the net proceeds therefrom as described under "Use of Proceeds". The table does not give effect to the possible issuance of $100-$150 million of senior notes. The table should be read in conjunction with our consolidated financial statements and the accompanying notes thereto incorporated by reference in the Prospectus.


                                                                              As of September 30, 2000

                                                                                                As Adjusted for
                                                                                                 Common Stock
                                                                         Actual                     Offering
                                                                         ------                   -----------
                                                                               (dollars in thousands)
Long-Term Debt
   Senior credit facility..............................              $     350,000               $      350,000
   10.25% senior notes.................................                    200,000                      200,000
   10.50% senior notes.................................                    500,000                      500,000
   6.625% senior notes.................................                    239,843                       90,843
   8.00% subordinated medium-term notes................                     49,956                       49,956
   8.50% subordinated debentures.......................                     19,990                       19,990
                                                                       -----------                  -----------
     Total long-term debt..............................                  1,359,789                    1,210,789

Mandatorily redeemable capital securities ("Trust Preferred
Securities") and other minority interests in subsidiaries
                                                                           455,491                      455,491

Stockholders' Equity
   Preferred stock; 7,500,000 shares authorized;
     none issued and outstanding, actual, and
     adjusted                                                                    _                            _
Common stock, no par value; 400,000,000
     shares authorized; 231,318,004 shares
     issued, actual; 251,318,004 shares issued,
     as adjusted.......................................                  1,258,137                    1,407,137
Warrants                                                                    91,500                       91,500
Unallocated common stock held by ESOP;
   4,856,254 shares....................................                    (36,295)                     (36,295)
Treasury stock, at cost; 406,606 shares................                     (3,695)                      (3,695)
Accumulated other comprehensive income.................                    (90,700)                     (90,700)
Retained earnings......................................                    683,223                      683,223
                                                                     -------------                -------------
   Total stockholders' equity..........................                  1,902,170                    2,051,170
                                                                      ------------                 ------------
   Total capitalization................................               $  3,717,450                 $  3,717,450
                                                                      ============                 ============

----------

         Federal law requires institutions regulated by the Office of Thrift Supervision to have a minimum leverage capital ratio equal to 3% of tangible assets and 4% of risk-adjusted assets, and a risk-based capital ratio equal to 8%. Federal law also requires OTS regulated institutions to have a minimum tangible capital ratio equal to 2% of total tangible assets. The OTS Order requires Sovereign Bank to be "Well Capitalized" and also to meet certain other capital ratio requirements and other conditions. Sovereign's various agreements with its lenders also require it to cause Sovereign Bank to be "Well Capitalized" at all times and in compliance with all regulatory requirements. To be "Well Capitalized" under its regulatory requirements and agreements with its lenders, Sovereign Bank must maintain a Tier 1 Leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of 6% and total risk based capital of 10%. As of December 31, 2000, Sovereign Bank was classified as well-capitalized and in compliance with the conditions and capital requirements discussed above. Management expects that Sovereign Bank will continue to be classified as well-capitalized and in compliance with such capital requirements and conditions. Although OTS capital regulations do not apply to savings and loan holding companies, the OTS Order requires Sovereign Bancorp to maintain certain Tier 1 capital levels. We are presently in compliance with this requirement and expect to remain as such.

                          Market Price of Common Stock

         The common stock is listed and traded on the Nasdaq National Market under the symbol "SVRN." As of December 31, 2000, there were 231.5 million shares of common stock issued and outstanding. The following table sets forth the high and low closing sale price per share of the common stock, as reported by the Nasdaq National Market for the quarters indicated, as well as the cash dividends per share of common stock declared by us for the periods indicated.

                                                                                        DIVIDEND DECLARED
                                                                  HIGH         LOW      PER COMMON SHARE
                                                                  ----         ---      ----------------
2000
First quarter.............................................         $7.91       $6.69        $0.025
Second quarter............................................          8.00        6.44         0.025
Third quarter.............................................          9.88        7.03         0.025
Fourth quarter............................................          9.47        6.78         0.025

1999
First quarter.............................................        $14.56      $11.94        $0.025
Second quarter............................................         17.50       11.63         0.025
Third quarter.............................................         12.88        9.09         0.025
Fourth quarter............................................          9.36        7.19         0.025

         The closing stock price for shares of our common stock, as reported by the Nasdaq National Market on February 5, 2001 was $9.1562 per share.

         Our board of directors has declared a quarterly dividend of $.025 per share on the common stock payable February 15, 2001, to stockholders of record as of January 31, 2001.

                              Dividend Limitations

         The holders of our common stock share ratably in dividends when and if declared by the board of directors from legally available funds. Declaration and payment of cash dividends by us depends upon dividend payments by Sovereign Bank, which are almost our sole source of revenue and cash flow. We are a legal entity separate and distinct from Sovereign Bank and our other subsidiaries. Accordingly, our right, and consequently the right of our creditors and stockholders, to participate in any distribution of the assets or earnings of Sovereign Bank and our other subsidiaries upon any liquidation, receivership or reorganization will be subject to the prior claims of creditors of the subsidiary, except to the extent that our claims in our capacity as a creditor may be recognized. The payment of dividends by the Bank to us could also be limited by the requirements of our agreements with our lenders.

         OTS regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

         Sovereign Bank must obtain prior OTS approval to declare a dividend or make any other capital distribution if, after such dividend or distribution, Sovereign Bank's total distributions to us within that calendar year would exceed 100% of its net income during the year plus retained net income for the prior two years, Sovereign Bank would not meet capital levels imposed by the OTS in connection with any order, including the OTS Order, or if Sovereign Bank is not adequately capitalized at the time. In addition, OTS prior approval would be required if Sovereign Bank's examination or CRA ratings fall below certain levels or Sovereign Bank is notified by the OTS that it is a problem association or an association in troubled condition. Also, even if prior OTS approval is not required, Sovereign Bank must give the OTS 30 days prior notice of the declaration of any dividend to us.

         Sovereign Bank cannot pay dividends on its capital stock or repurchase shares of its stock if its stockholders' equity would be reduced below the amount required for the liquidation accounts established in the respective conversions from mutual to stock form of the predecessors of Sovereign Bank or applicable regulatory capital requirements.

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                                  Underwriting

         Subject to the terms and conditions stated in the underwriting agreement dated February 6, 2000, Salomon Smith Barney Inc., acting as underwriter for the offering, has agreed to purchase all of the shares in the offering.

         The underwriting agreement provides that the obligations of Salomon Smith Barney to purchase the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. Salomon Smith Barney is obligated to purchase all the shares if they purchase any of the shares.

         Salomon Smith Barney proposes to offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq National Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, Salomon Smith Barney may be deemed to have received compensation in the form of underwriting discounts. Salomon Smith Barney may effect such transactions by selling shares of the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Salomon Smith Barney and/or purchasers or shares of common stock for whom they may act as agents or to whom they may sell as principal.

         Salomon Smith Barney may allow a concession not to exceed $0.07 per share on sales to other dealers.

         We, our officers and directors have agreed that, for a period of 60 days from the date of this prospectus, we and they will not, without the prior written consent of Salomon Smith Barney, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. Salomon Smith Barney in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

         In connection with the offering, Salomon Smith Barney may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by Salomon Smith Barney of a greater number of shares than it is required to purchase in the offering. Salomon Smith Barney does not have an option to purchase additional shares from us, and any short sales by Salomon Smith Barney will therefore be "naked" short sales. Salomon Smith Barney must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if Salomon Smith Barney is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Any of these activities may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or in the over-the-counter market, or otherwise and, if commenced, may be discontinued at any time.

         We estimate that our total expenses of this offering will be approximately $1,000,000.

         Salomon Smith Barney has performed certain investment banking and advisory services for us and Sovereign Bank from time to time for which they have received customary fees and expenses. Salomon Smith Barney may, from time to time, engage in transactions with and perform services for us and Sovereign Bank in the ordinary course of their business.

         We have agreed to indemnify Salomon Smith Barney against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments Salomon Smith Barney may be required to make in respect of any of those liabilities.

                                  Legal Matters

         The validity of the common stock will be passed upon for Sovereign by Stevens & Lee, Philadelphia, Pennsylvania. Salomon Smith Barney has been represented by Skadden, Arps, Slate, Meagher & Flom, LLP, New York, New York.

                                     Experts

         The consolidated financial statements of Sovereign Bancorp, at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in Sovereign Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the year 1997, is based in part on the reports of KPMG LLP with respect to ML Bancorp, Inc., Arthur Andersen LLP with respect to First Home Bancorp Inc. and PriceWaterhouseCoopers LLP with respect to Carnegie Bancorp, Inc., independent auditors. The consolidated financial statements referred to above are in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.



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